UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2015 AMC Entertainment Inc. (the “Company”), a wholly owned subsidiary of AMC Entertainment Holdings, Inc. (“Holdings”), entered into that certain First Amendment to Credit Agreement (the “First Amendment”) amending that certain Credit Agreement dated as of April 30, 2013 (the “Existing Credit Agreement”, as amended by the First Amendment, the “Amended Credit Agreement”), by and among the Company, the lenders party thereto and Citicorp North America, Inc., as administrative agent.

The First Amendment provides for the incurrence of $125 million of 2015 Incremental Term Loans (the “Incremental Term Loans”) under the Amended Credit Agreement. In addition the First Amendment, among other things, (a) extends the maturity date with respect to (i) the existing term loans under the Existing Credit Agreement (the “Existing Term Loans”)  and the Incremental Term Loans to December 15, 2022 and (ii) the revolving credit facility under the Existing Credit Agreement to December 15, 2020 and (b) increases the applicable margin for the Existing Term Loans and the Incremental Term Loans from 1.75% with respect to base rate borrowings to 2.25% and 2.75% with respect to LIBOR borrowings to 3.25%.  The Amended Credit Agreement requires that any prepayment of the Existing Term Loans and Incremental Term Loans made within six months of the closing date of the First Amendment in connection with a repricing of such term loans shall be subject to a 1.00% premium.  The proceeds of the Incremental Term Loans shall be used by the Company to pay costs, fees and expenses related to the First Amendment Transactions and for working capital and general corporate purposes.

All obligations under the Amended Credit Agreement continue to be guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries. All obligations under the Amended Credit Agreement, and the guarantees of those obligations (as well as certain cash management obligations and interest rate hedging or other swap agreements), are secured by substantially all of the Company’s personal property and by mortgages on the Company’s material owned real property as well as those assets of each subsidiary guarantor.  Holdings is not a party to the Amended Credit Agreement and is not a guarantor of the obligations thereunder.

The foregoing description of the First Amendment and the Amended Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
4.1

First Amendment to Credit Agreement, dated as of December 11, 2015, by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date:	December 11, 2015	By:
/s/ Craig R. Ramsey
Craig R. Ramsey

Interim Chief Executive Officer and President,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

First Amendment to Credit Agreement, dated as of December 11, 2015, by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent